
<ARTICLE> BD                                          <F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                    12-MOS
<FISCAL-YEAR-END>                          NOV-26-1999
<PERIOD-START>                             NOV-30-1998<F2>
<PERIOD-END>                               NOV-26-1999
<CASH>                                          12,190<F3>
<RECEIVABLES>                                   34,630
<SECURITIES-RESALE>                             37,106
<SECURITIES-BORROWED>                           78,418
<INSTRUMENTS-OWNED>                             81,809
<PP&E>                                           1,646<F4>
<TOTAL-ASSETS>                                 250,491
<SHORT-TERM>                                    37,756
<PAYABLES>                                      59,534
<REPOS-SOLD>                                    40,183
<SECURITIES-LOANED>                              9,169
<INSTRUMENTS-SOLD>                              64,888
<LONG-TERM>                                     20,952
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             4
<OTHER-SE>                                      10,141
<TOTAL-LIABILITY-AND-EQUITY>                   250,491
<TRADING-REVENUE>                                5,758<F5>
<INTEREST-DIVIDENDS>                            12,722
<COMMISSIONS>                                    1,522<F6>
<INVESTMENT-BANKING-REVENUES>                    4,359
<FEE-REVENUE>                                    1,002<F6>
<INTEREST-EXPENSE>                              12,018
<COMPENSATION>                                   8,984<F7>
<INCOME-PRETAX>                                  1,992
<INCOME-PRE-EXTRAORDINARY>                       1,992
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,708
<EPS-BASIC>                                       5.69
<EPS-DILUTED>                                     5.57

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the consolidated statement of financial condition.
<F4>Included in other assets on the consolidated statement of financial condition.
<F5>Includes revenues from principal investments, which mainly represents revenues from the Firm's merchant banking investments.
<F6>Included in revenues from asset management and securities services on the consolidated statement of earnings.
<F7>Includes non-recurring employee initial public offering awards and amortization of employee initial public offerings awards.

